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                                 EXHIBIT 23.1

                 CONSENT OF DWYER PEMBERTON AND COULSON, P.C.
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[Logo]    Dwyer Pemberton                   945 Fawcett  P.O. Box 1614
          and Coulson, P.C.                 Tacoma, Washington 98401-1614
          Certified Public Accountants      Tacoma 206/572-9922
          Established 1936                  Seattle 206/292-9922
                                            Fax: 206/572-1447


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Timberland Bancorp, Inc.
Timberland Savings Bank, SSB
Hoquiam, Washington

We consent to the use in this Registration Statement on Form S-1 on behalf of Timberland Bancorp, Inc., of our report dated November 22, 1996, relating to the consolidated financial statements of Timberland Savings Bank, SSB and subsidiary contained in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the headings "Legal and Tax Opinions" and "Experts" contained in this Prospectus, which is a part of such Registration Statement.


/s/ Dwyer Pemberton & Coulson, P.C.
DWYER PEMBERTON & COULSON, P.C.

Tacoma, Washington
October 27, 1997